UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

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                                      FORM  8-K


                                   CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                                   April 30, 1999
                          (Date of earliest event reported)


                                  KELLWOOD COMPANY
                 (Exact Name of Registrant as Specified in Charter)


                                      Delaware
                   (State of Other Jurisdiction of Incorporation)


                                     36-2472410
              (Commission File Number)(IRS Employer Identification No.)


                                600 KELLWOOD PARKWAY
                                   P.O. BOX 14374
                            CHESTERFIELD, MISSOURI 63017
                          (Address, including zip code, of
                      Registrant's Principal Executive Offices)


                                   (314) 576-3100
                (Registrant's Telephone Number, including area code)


     ITEM 5.   ACQUISITION OR DISPOSITION OF ASSETS

          Effective April 30, 1999, Koret, Inc. became a wholly-owned subsidiary of Kellwood Company pursuant to the Agreement and Plan of Merger dated December 1, 1998, as amended, among Koret, Kellwood, Kellwood Acquisition II Corporation, a wholly-owned subsidiary of Kellwood, and certain stockholders of Koret. Kellwood Acquisition II was merged with and into Koret, with Koret remaining as the surviving corporation. Each share of Class A Common Stock, Class B Non-Voting Common Stock, and Class C Special Common Stock of Koret outstanding immediately prior to the merger was converted and exchanged for .6025391 shares of Kellwood Common Stock, resulting in the issuance of up to 5,241,000 shares of Kellwood Common Stock. The merger will be accounted for as a "pooling of interests" under generally accepted accounting principles.

          A copy of the press release announcing completion of the merger is attached as an Exhibit and incorporated herein by reference.


     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
               INFORMATION AND EXHIBITS

               (a)  Exhibits

                    99   Press Release dated April 29, 1999.


                                     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of St. Louis, State of Missouri on May 3, 1999.

                                   KELLWOOD COMPANY


                                   By:   /s/ Thomas H. Pollihan
                                         ----------------------------------
                                              Thomas H. Pollihan
                                              Vice President, Secretary and
                                              General Counsel